UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013

AMR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address or principal executive offices)	(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 15, 2013, AMR Corporation, a Delaware corporation (AMR), US Airways Group, Inc., a Delaware corporation (US Airways), and AMR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AMR (Merger Sub), entered into an Amendment (the Amendment) to that certain Agreement and Plan of Merger (the Merger Agreement), dated as of February 13, 2013, by and among AMR, US Airways, and Merger Sub. Among other things, the Amendment (a) provides that the term “Merger Support Order” as used in the Merger Agreement shall mean that certain order entered by the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court) on May 10, 2013 entitled “Order Authorizing and Approving (i) Merger Agreement Among AMR Corporation, AMR Merger Sub, Inc., and US Airways Group, Inc., (ii) Debtors’ Execution of and Performance under Merger Agreement, (iii) Certain Employee Compensation and Benefit Arrangements, (iv) Termination Fees, and (v) Related Relief” (the Merger Support Order), which Merger Support Order was deemed to be in form and substance reasonably acceptable to AMR and US Airways, and (b) amends the form of Amended and Restated Certificate of Incorporation of Newco (as defined in the Merger Agreement), attached as Exhibit A to the Merger Agreement, to increase each of the total number of shares of capital stock and preferred stock authorized to be issued by Newco by 100,000,000 shares.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On May 10, 2013, the Bankruptcy Court entered the Merger Support Order. Pursuant to the Merger Agreement, as amended by the Amendment, upon entry of the Merger Support Order by the Bankruptcy Court, the Merger Agreement became effective and binding on, and enforceable against, each of the parties thereto retroactive to February 13, 2013 as if the Merger Agreement had been in full force and effect from such date.

The foregoing description of the Merger Support Order is qualified in its entirety by reference to the Merger Support Order, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached hereto and furnished herewith.

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of May 15, 2013, by and among AMR Corporation, US Airways Group, Inc., and AMR Merger Sub, Inc.

99.1	Merger Support Order

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between AMR and US Airways will be submitted to the stockholders of US Airways for their consideration. AMR has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a preliminary proxy statement of US Airways that also constitutes a prospectus of AMR. US Airways expects to file with the SEC a definitive proxy statement on Schedule 14A, and AMR and US Airways also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF US AIRWAYS ARE URGED

TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and other documents containing important information about AMR and US Airways (including the definitive proxy statement/prospectus), once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways, when and if available, can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR, when and if available, can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

US Airways, AMR and certain of their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of US Airways in connection with the proposed transaction. Information about the directors and executive officers of US Airways is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 16, 2013, and the preliminary proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on April 15, 2013. Information about the directors and executive officers of AMR is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 16, 2013, and the preliminary proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on April 15, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement/prospectus and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR Corporation

Dated: May 16, 2013	By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of May 15, 2013, by and among AMR Corporation, US Airways Group, Inc., and AMR Merger Sub, Inc.

99.1	Merger Support Order